EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-62285 of General Semiconductor, Inc. on Form S-3 of our report dated February 3, 1999, appearing in the Annual Report on Form 10-K/A of General Semiconductor, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP


Jericho, New York
April 22, 1999